Exhibit 99.1

FHLBank Topeka Declares First Quarter Dividend

“As we strive to continue meeting our members’ needs for liquidity and other financial services, FHLBank Topeka’s excellent financial performance continues as well,” said Mark Yardley, president and CEO. “Today, the board of directors increased your cooperative's already attractive dividend rates on both Class A and Class B stock by 25 basis points. We are pleased to offer a consistent source of value to our members through their ownership in FHLBank.”

The board of directors approved the following first quarter dividends for both the activity-based capital stock (Class B) and membership capital stock (Class A) at its March 22, 2019, meeting:

•	Class A Common Stock: 2.25 percent (per annum)
•	Class B Common Stock: 7.50 percent (per annum)

Returning a substantial portion of earnings to our members in the form of dividends provides significant value. We encourage members to factor this attractive dividend rate into any funding decision. Please contact the Lending Desk or your regional account manager if you have any questions on the impact of the above-market dividend on FHLBank advance rates and for information on comparing the all-in cost to various deposit pricing strategies and brokered deposit funding options.

We expect to maintain similar dividend rates for the near future. However, keep in mind that market conditions can be unpredictable and adverse changes may result in lower dividend rates in future quarters.

The dividends on both classes of stock are payable in the form of Class B Common Stock and will be credited to your institution’s capital stock account at the close of business on March 29, 2019. Any partial shares will be paid in cash and credited to your institution’s demand deposit account on that date as well.

If you have any questions related to the dividend, please contact the Lending Desk at 800.809.2733.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “expects,” “may” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at http://www.sec.gov.